Contact:
Express-1 Expedited Solutions, Inc.
Jeff Curry
269-695-4955
JeffC@express-1.com
EXPRESS-1 EXPANDS ITS PREMIUM TRANSPORTATION SERVICE OFFERINGS
WITH ACQUISITION OF INDUSTRY LEADER CONCERT GROUP LOGISTICS
Company Completes Asset Purchase;
Expects Full Year 2008 Revenue to Exceed $120 Million
BUCHANAN, Mich. – January 31, 2008 – Express-1 Expedited Solutions, Inc. (the Company) (AMEX: XPO), one of the largest ground expedite companies in the U.S., today announced that its newly created wholly owned subsidiary Concert Group Logistics, Inc., has acquired substantially all of the assets of Concert Group Logistics, LLC (CGL). The deal, which closed January 31, 2008, provided for the payment by XPO at closing of $9.0 million in cash, the issuance of 4.8 million shares of XPO common stock and the assumption of certain CGL liabilities. Additional consideration in the amount of up to $2.0 million is payable over a two year period in the event the newly formed subsidiary achieves certain earn out targets. Privately held CGL, based in Downers Grove, Illinois, is a non-asset based premium transportation service provider focused on the freight forwarding industry. CGL is among the nation’s fastest-growing companies in its market and within the logistics industry. In 2007, CGL was profitable on approximately $47 million in revenues. Express-1 Expedited Solutions, Inc. expects the acquisition to be accretive in its first full quarter of combined operations.
“This is a historic day for Express-1 Expedited Solutions and its shareholders,” said Chairman of the Express-1 Board, Jim Martell. “CGL competes as a non-asset based provider in the high-growth transportation logistics market and is well positioned with a seasoned management team and a diverse base of loyal customers. Together, we have an excellent management team and great group of people.”
Express-1’s CEO Mike Welch said, “In CGL we have acquired a highly profitable business that aligns perfectly with our strategic focus of expanding our geographic footprint and enhancing our value-added service offerings. Our Express-1 Expedited Solutions platform, when combined with CGL and our newly formed Bounce operation positions our organization very well for expansion of our premium transportation footprint. CGL shares many similarities to our own Express-1 operating segment, being a non-asset based provider of high-priority premium transportation services through a network of independently owned stations. They have a great team and a wonderful culture. Based upon the strength of the CGL team and operating model, we anticipate our new operations will achieve the performance required for the additional earn out payment in 2008.”
Welch continued, “Our acquisition of CGL provides substantial cross-selling opportunities for our ground expedite services, which will expand our opportunities and markets for ground expedite services. CGL broadens our expertise to areas such as air freight forwarding and strengthens our logistics management. The CGL network of independent station owners and the expertise of the management team provide our organization with a wealth of knowledge in building and maintaining an agency network. CGL’s services generate strong margins and recurring revenue that will support our ongoing growth initiatives.”
“CGL was founded by Dan Para, who has founded two successful logistics companies,” said Welch. “In less than seven years, Dan and his team established CGL as an industry leader by incorporating best practices and leading-edge technology.”
Para will immediately join Express-1’s board of directors, and based on CGL’s distribution of the 4.8 million shares, will become one of Express-1’s largest shareholders.
“I am excited to join a dynamic organization that, like CGL, places a high priority on employee and customer satisfaction,” Para said. “Express-1 Expedited Solutions and CGL are an excellent fit from both a cultural and business perspective. The entire CGL team looks forward to working towards capitalizing on the numerous growth opportunities in our combined markets.”
CGL President Gerry Post will remain in that position at the new subsidiary. Post, a 30-year veteran of the freight forwarding industry, worked side-by-side with Para in the formation of two logistics operations. Post leads a team of veteran professionals who will remain on board to run Concert Group Logistics, Inc. Commenting on the acquisition, Post stated, “Speaking on behalf of the entire CGL team, we are excited to join Express-1 and we look forward to continued growth in the years ahead.”

CGL, which has approximately 20 employees, is a non-asset based transportation logistics service provider that operates 24 independent, locally owned stations across the United States. The company offers customized domestic and international logistics services and is not restricted by size, weight, mode of transportation or location. In September 2007, CGL was named to Inc. Magazine’s Top 500 Fastest Growing Companies in America. The company also was recently recognized by Crain’s Chicago Business in the publication’s “Fast Fifty” list of fastest-growing companies in Chicago.
Preliminary Fourth-Quarter and 2007 Results
Based on the Company’s preliminary financial data and subject to the final closing of the Company’s books, Express-1 anticipates fourth-quarter 2007 revenue to be in the range of $13.9 million to $14.1 million, and full year 2007 revenue in the range of $52.5 million to $52.8 million, an increase of approximately 25 percent over 2006 revenues. Fourth-quarter operating income currently is expected to be in the range of $650,000 to $725,000, resulting in net income between $325,000 and $350,000 and EPS in the range of $0.01 to $0.02 per share. For the full year, the Company currently expects to report net income in the range of $2.0 million to $2.1 million and EPS in the range of $0.07 to $0.08 per share.
Commenting upon the CGL transaction, Express-1’s Chief Financial Officer Mark Patterson stated, “To enable us to have sufficient financing available for this transaction and to fund the working capital needs of the consolidated organization, we have secured a new credit facility with National City Bank of Michigan. The facility consists of a receivables based line of credit of up to $11.0 million with an initial rate of LIBOR plus 125 basis points and a term note of $3.6 million with an initial rate of LIBOR plus 150 basis points. We believe the size of this facility is sufficient and that the terms and rates are favorable.”
Welch concluded, “We ended 2007 with a strong fourth-quarter performance and enter 2008 with significant operational and financial momentum. We expect to achieve our full-year guidance for 2007 as a result of our focus on the expansion of our fleet capacity, the deepening of our customer base and the successful maintenance of our margins in a competitive business environment. On the strength of our proven business model and the addition of CGL, we are enthusiastic about our prospects for 2008 and beyond.”
2008 Financial Guidance
Based on current market conditions and the acquisition of the CGL assets, Express-1 Expedited Solutions, Inc. expects revenue for 2008 to be in the range of $120 million to $125 million, representing approximately 18 percent to 20 percent growth in the Company’s combined operations. The Company expects full-year net income in the range of $3.7 million to $4.2 million, or approximately $0.11 to $0.12 per fully diluted share, which includes the shares issued in the transaction.
Company to Host Conference Call
Express-1 Expedited Solutions management will conduct a conference call tomorrow, February 1, at 9:00 a.m. ET to discuss the CGL acquisition. Those interested in accessing a live or archived webcast of the call should visit the Company’s website at www.express-1.com. Those wishing to take part in the live teleconference call can dial 877-407-9210 (U.S. and Canada) or 201-689-8049 (International). A playback will be available through midnight ET Friday, February 8, 2008. To listen to the playback, please call 877-660-6853 (U.S. and Canada) or 201-612-7415 (International). Use account number 286 and conference ID number 273172.
About Express-1 Expedited Solutions, Inc.
Express-1 Expedited Solutions, Inc. is a non-asset based services organization focused on premium transportation through its business segments, Express-1, Inc. (Buchanan, Michigan), Express-1 Dedicated (Evansville, Indiana), Bounce Logistics, Inc. (South Bend, Indiana) and Concert Group Logistics, Inc. (CGL) (Downers Grove, Illinois). These segments are focused on same-day, time–sensitive and dedicated transportation as well as freight forwarding services. The Company serves more than 2,000 customers. The Company’s premium transportation offerings are provided through one of five operations centers, Buchanan, Michigan, Evansville, Indiana, Toledo, Ohio, South Bend, Indiana and Downers Grove, Illinois and are handled by experienced inside sales staff using the latest in operations software. The Company services customers throughout the lower 48 states and portions of Canada and Mexico. The Company’s CGL segment services some international shipments, in addition to its domestic operations, The Company’s operating model can be described as assets light, with independent contractors fulfilling the trucking services for most of its shipments, and independently owned stations managing the services of its freight forwarding network. Express-1 Expedited Solutions, Inc. is publicly traded on the American Stock Exchange under the symbol XPO. For more information about the Company, visit www.express-1.com.
Forward-Looking Statements (Update)
This press release contains forward-looking statements that may be subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management’s current expectations or beliefs as well as assumptions made by, and information currently available to, management. These forward-looking statements, which may include statements regarding our future financial performance or results of operations, including expected revenue growth, cash flow growth, future expenses, future operating margins and other future or expected performance, are subject to the following risks: that our recent reorganization fails to result in projected operating efficiencies; the acquisition of businesses or the launch of new lines of business, which could increase operating expenses and dilute operating margins; increased competition, which could lead to negative pressure on our pricing and the need for increased marketing; the inability to maintain, establish or renew relationships with customers, whether due to competition or other factors; the inability to comply with regulatory requirements governing our business operations; and to the general risks associated with our businesses.
In addition to the risks and uncertainties discussed above you can find additional information concerning risks and uncertainties that would cause actual results to differ materially from those projected or suggested in the forward-looking statements in the reports that we have filed with the Securities and Exchange Commission. The forward-looking statements contained in this press release represent our judgment as of the date of this release and you should not unduly rely on such statements. Unless otherwise required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this press release. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in the filing may not occur, and actual results could differ materially from those anticipated or implied in the forward-looking statements.

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